UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 12, 2003

                       Absolute Glass Protection, Inc.
                ----------------------------------------------
                (Name of small business issuer in its charter)

               Nevada                   0-31715           91-2007478
   ----------------------------      -----------      -----------------
   (State or other jurisdiction      (Commission      (I.R.S. Employer
    of incorporation)                 File Number)     Identification)


              3140 Venture Drive, Las Vegas, NV            89101
         ---------------------------------------------   ----------
           (Address of principal executive offices)      (Zip Code)

  Registrant's telephone number, including area code   (702) 735-7575
                                                       --------------

             1250 S. Burnham, Suite 212, Las Vegas, NV  89104
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(Former name, former address, and former fiscal year, if changed since last report)

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Item 5.  Other Events and Regulation FD Disclosure.

The Corporation's mailing address and business address have been changed from 1250 S. Burnham, Suite 212, Las Vegas, NV 89104 to 3140 Venture Drive, Las Vegas, NV 89101, effective June 12, 2003.

Absolute Glass Protection, Inc. ("the Company") announced on June 12, 2003 that it plans to offer up to 2,000,000 shares of its common stock for sale to only accredited investors in a private placement offering. This offering will be made pursuant to an exemption from registration with the Securities and Exchange Commission under the Securities Act of 1933, under Rule 506, as amended (the "Securities Act").

The proceeds from this offering are intended to be used to assist the Company in implementing its business plan. This includes but is not limited to: start up of its automated glass laminating equipment division; b) staff its training center; and 3) provide the required cash flow for its general business operations. Management anticipates that the Company will be able to start the launch of its business operations by September, 2003.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common shares issued to the accredited investors in connection with the above referenced offering. Nor shall there be any sale of the aforementioned securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The private placement is available to a very limited group of accredited investors. None of the foregoing securities have been registered under the Securities Act of 1933, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Absolute Glass Protection, Inc.
                                       -------------------------------
                                                 Registrant



DATE:  June 19, 2003                By: /s/  John Dean Harper
                                    ----------------------------------
                                             John Dean Harper
                                             Chairman and President

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